UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2007 (August 9, 2007)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32739	20-1821898
(State or other jurisdiction of	(Commission	(IRS employer
incorporation)	file number)	identification no.)

9009 Carothers Parkway
Building B, Suite 501
Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip code)
(615) 291-7000
(Registrant’s telephone number, including area code)
44 Vantage Way, Suite 300
Nashville, Tennessee 37228
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As disclosed in the press release dated August 9, 2007, NewQuest, LLC (“NewQuest”), a wholly-owned subsidiary of HealthSpring, Inc. (“HealthSpring” or the “Company”), entered into a Stock Purchase Agreement with HealthSpring, Leon Medical Centers Health Plans, Inc. (“LMCHP”), and the stockholders of LMCHP (the “Sellers”) pursuant to which NewQuest will acquire all of the outstanding capital stock of LMCHP, a Florida-licensed HMO currently operating a Medicare Advantage health plan in Miami-Dade County, Florida. Pursuant to the terms of the Stock Purchase Agreement, NewQuest will pay the Sellers $355.0 million in cash and additional consideration of 2,666,667 shares (the “Share Consideration”) of HealthSpring common stock, par value $.01 per share, which Share Consideration will be deposited in escrow and released upon the timely construction of two additional medical centers by Leon Medical Centers, Inc. (“LMC”). The Share Consideration, at the Sellers’ option, will be available to satisfy post-closing indemnification obligations of Sellers under the Stock Purchase Agreement.
The closing of the acquisition, which is expected to occur early in the fourth quarter of 2007, is subject to usual and customary conditions, including the approval of federal governmental authorities and Florida insurance regulators. The Stock Purchase Agreement also contains customary representations, warranties, covenants (including negative covenants), and indemnification provisions, as well as a five year non-competition covenant of the Sellers.
The foregoing summary is qualified by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1.
Item 3.02 Unregistered Sale of Equity Securities.
As part of the consideration contemplated by the Stock Purchase Agreement, HealthSpring will issue, upon consummation of the transaction, an aggregate of 2,666,667 shares of its common stock to the former shareholders of LMCHP. The shares will be held in escrow to be released to the selling shareholders as described above and as provided in the Stock Purchase Agreement. The securities will be issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The number of shares of common stock to be issued to the former shareholders of LMCHP was negotiated between the Company and such shareholders in connection with the negotiation of the Stock Purchase Agreement.
Item 8.01. Other Events.
Financing of the Stock Purchase
HealthSpring has received a commitment letter dated as of August 9, 2007, from Goldman Sachs Credit Partners L.P. (“GSCP”) with respect to the debt financing required to consummate the acquisition. Pursuant to the commitment letter, and subject to and upon the terms and conditions set forth therein, GSCP has committed to provide to HealthSpring up to $400.0 million of senior secured credit facilities, consisting of $300.0 million in senior secured term loans and a $100.0 million senior secured revolving credit facility. The proceeds of the term loans, together with HealthSpring’s available cash on hand, will provide the funds for the stock purchase, including payment of fees, commissions, and expenses incurred in connection with the acquisition.
The commitments will extend until August 9, 2008, subject to earlier termination in connection with developments in the transaction. The availability of the senior secured credit facilities is subject to usual and customary conditions.

The documentation governing the credit facilities has not been finalized and, accordingly, the actual terms of such facilities may differ from those described in this filing. The Company may also evaluate the placement of debt, preferred stock and/or equity securities (including debt securities or preferred stock convertible into our common equity) to finance the cash portion of the transaction as an alternative, in whole or in part, to the term facilities.
Medical Services Agreement
Upon the closing of the transactions contemplated by the Stock Purchase Agreement, LMCHP will enter into a Medical Services Agreement with LMC pursuant to which LMC will provide or arrange for the provision of certain medical services to certain of LMCHP’s members. The Medical Services Agreement will commence on the closing of the transactions contemplated by the Stock Purchase Agreement and will be for an initial term of approximately ten years with an additional five-year renewal term at HealthSpring’s option.
Payments for medical services under the Medical Services Agreement will be based on agreed upon rates for each service multiplied by the number of plan members as of the first day of each month. Payments for pharmaceuticals (other than injectables, which, in general, will be provided by LMCHP) under the Medical Services Agreement will be 105% of the actual cost incurred by LMC. There will also be a sharing arrangement with regard to LMCHP’s annual medical loss ratio (“MLR”) whereby the parties will share equally any surplus or deficit of up to 5% with regard to agreed-upon MLR benchmarks. The initial target for the annual MLR is 80.0%, which increases to 81.0% during the term of the agreement.
LMC will be the exclusive clinic model provider, as defined in the agreement, to LMCHP during the term of the agreement in the four South Florida counties of Miami-Dade, Palm Beach, Broward, and Monroe. LMCHP, during the term of the agreement, will be the exclusive health maintenance organization to whom LMC provides medical services as contemplated by the agreement in the four-county area.
The foregoing summary is not intended to be complete and is qualified by reference to the full text of the form of Medical Services Agreement, which is attached hereto as Exhibit 10.2(ii) to the Stock Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated August 9, 2007, between Leon Medical Centers Health Plans, Inc., the stockholders of Leon Medical Centers Health Plans, Inc., as sellers, NewQuest, LLC, as buyer, and HealthSpring, Inc. (including Exhibit 10.2(ii) thereto, the form of Medical Services Agreement, to be executed at the closing of the Stock Purchase Agreement, between Leon Medical Centers Health Plans, Inc. and Leon Medical Centers, Inc.).*

*	Schedules and exhibits, except for the Medical Services Agreement, omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: August 14, 2007

4